UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2017

The Finish Line, Inc.
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana 46235
(Address of principal executive offices)

(317) 899-1022
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 12, 2017, Dolores A. Kunda notified the Board of Directors (the “Board”) of The Finish Line, Inc. (the “Company”) of her intent not to stand for reelection as a Class I Director of the Company upon the expiration of her current term, which expires at the Company’s upcoming 2017 Annual Meeting of Shareholders scheduled for July 13, 2017.  Ms. Kunda has served on the Board since 2008, and her decision not to stand for reelection is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.  In connection with the expiration of Ms. Kunda’s current term at the Company’s 2017 Annual Meeting of Shareholders, the Board nominated William P. Carmichael to stand for election as a Class I Director at the Company’s 2017 Annual Meeting of Shareholders.  Mr. Carmichael will resign as a Class II Director at the conclusion of the Company’s 2017 Annual Meeting of Shareholders, contingent upon his election as a Class I Director at such meeting.  Mr. Carmichael’s decision to resign as a Class II Director is solely to facilitate his election as a Class I Director at the 2017 Annual Meeting of Stockholders and is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Also on April 12, 2017, Norman H. Gurwitz notified the Board of his decision to resign as a director of the Company effective as of the date of the Company’s 2017 Annual Meeting of Shareholders.  Mr. Gurwitz is a Class III Director of the Company, and has served on the Board since 2009.  Mr. Gurwitz’s decision to resign is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.  Effective upon the conclusion of the Company’s 2017 Annual Meeting of Shareholders and contingent upon Mr. Carmichael’s election as a Class I Director at such meeting, a vacant directorship will be created by Mr. Carmichael’s resignation as a Class II Director.  The Board will appoint a director to fill the Class II Director vacancy in accordance with the Company’s Bylaws to a term that will expire at the 2018 annual meeting.  In addition, a vacant directorship will be created by Mr. Gurwitz’s resignation as a Class III Director.  The Board also will appoint a director to fill the Class III Director vacancy in accordance with the Company’s Bylaws to a term that will expire at the 2019 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.
Date: April 18, 2017

	By:	/s/ Edward W. Wilhelm
Printed Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer